STOCK PURCHASE AGREEMENT

              THIS STOCK PURCHASE AGREEMENT (the "Agreement") is dated the 26th day of June, 1998, by and among IME, INC., a Nevada corporation formerly known as SLI, Inc. ("Buyer"), ITEX CORPORATION, a Nevada corporation ("ITEX"), SAUL YARMAK, an individual resident of Nevada ("Seller"), BUSINESS EXCHANGE INTERNATIONAL CORP., a Nevada corporation (the "Company"), and BXI TRADE EXCHANGE, INC., a California corporation formerly known as BX International, Inc. ("BXI").

                                    RECITALS

              A. Seller owns 12,500 shares of capital stock (which represents 50 percent of the outstanding capital stock) of the Company, which in turn owns all of the assets of a barter exchange business operated under the name "BXI Trade Exchange" (the "Business").

              B. Seller desires to sell, and Buyer desires to purchase, all of Seller's shares of capital stock of the Company for the consideration and upon the terms and subject to the conditions hereinafter set forth.

              C. This Agreement is being entered into as contemplated by the terms of a Settlement Agreement dated December 8, 1997, among ITEX, Buyer, the Company, BXI, and Seller, and a Settlement Agreement dated as of March 25, 1998, among Buyer, Seller, ITEX, Terry Neal, Michael Baer, Donovan Snyder, the Company, BXI, Saul Yarmak, and Stephen Friedland, as amended by agreements dated March 30, 1998, and March 31, 1998 (collectively, the "Settlement Agreement").

              NOW, THEREFORE, in consideration of the foregoing, and for other consideration, the receipt and sufficiency of which are acknowledged, the parties agree as follows:

                                    I ARTICLE
                                PURCHASE AND SALE

              1.1 Agreement to Purchase and Sell. Upon the terms and subject to the conditions set forth in this Agreement, on the Closing Date (as defined below), Seller shall sell and deliver to Buyer, and Buyer shall purchase from Seller, 12,500 shares (the "Shares") of common stock, par value $1.00, of the Company ("Common Stock"), constituting all shares of the Company's capital stock owned by Seller.

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              1.2 Purchase Price. In exchange for the Shares, Buyer agrees to pay to Seller consideration in the amount of Three Million Six Hundred Thousand Dollars ($3,600,000) (the "Purchase Price").

              1.3 Payment of Purchase Price. Seller hereby acknowledges receipt of One Million Dollars ($1,000,000) which was previously paid by Buyer on April 2, 1998 as a non-refundable deposit to be applied towards payment of the Purchase Price by Buyer if and when the Closing (as defined below) occurs. The balance of the Purchase Price of Two Million Six Hundred Thousand Dollars ($2,600,000) (the "Remaining Purchase Price") shall be payable in cash on the Closing Date by wire transfer pursuant to instructions given by Seller.

              1.4 Reimbursement for Offices. Buyer also agrees to pay to Seller the additional sum of $125,000 (the "Additional Consideration") as reimbursement for moneys advanced to the Company or BXI to purchase the Savannah and St. Louis offices of the Business. The Additional Consideration shall be payable in cash on the Closing Date by wire transfer and may be combined with the Remaining Purchase Price. Buyer hereby acknowledges and agrees that Frank Scott will be permitted to operate the Savannah office as a BXI office, subject to a 75%/25% arrangement, upon the payment of $55,000 to Buyer, and will acquire the BXI Broker rights to the Savannah area.

              1.5 Closing. The closing of the purchase and sale of the Shares (the "Closing") shall take place on a date mutually agreed upon by Buyer and Seller, but no later than June 30, 1998, or such later date as may be mutually agreed by Buyer and Seller (such date, the "Closing Date"), at the offices of Miller, Nash, Wiener, Hager & Carlsen LLP, 111 S.W. Fifth Avenue, Suite 3500, Portland, Oregon 97204.

                                   II ARTICLE
            REPRESENTATIONS AND WARRANTIES OF SELLER, COMPANY AND BXI

              As a material inducement to Buyer to enter into this Agreement and to purchase the Shares, Seller, the Company, jointly and severally, represent and warrant as follows:

              2.1 Corporate.

                      (a) Existence; Good Standing. The Company is a corporation duly organized, validly existing and in good standing under the laws of the state of Nevada. BXI is a corporation duly organized, validly existing and in good standing under the laws of the state of California.

                      (b) Capitalization. The authorized capital stock of the Company consists solely of 25,000 shares of Common Stock, of which 25,000 shares and no more are presently issued and outstanding. All issued and outstanding shares of Common Stock have

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been validly issued and are fully paid and nonassessable. Except for rights granted pursuant to this Agreement, there are no outstanding rights, warrants, options, subscriptions, agreements, commitments or understandings giving anyone any right to require the Company to sell or issue, or the Seller to sell, any capital stock or other securities of the Company.

                      (c) Corporate Power and Qualifications. The Company has full power and authority, corporate and other, to own or lease and operate its properties and assets and to carry on its business as and where such is now being conducted, including the Business. The Company is duly licensed or qualified to do business and is in good standing under the laws of California and Nevada.

                      (d) No Subsidiaries or Affiliated Entities. The Company does not own an interest, directly or indirectly, in any other corporation, partnership, business trust, joint stock company, or other business organization or association.

                      (e) Articles of Incorporation; Bylaws; Corporate Records. The copies of the Company's articles of incorporation and bylaws which have heretofore been delivered to Buyer are complete and correct as amended or restated to the date hereof. The corporate minute books, shareholder lists and stock transfer records of the Company previously made available to Buyer for review contain the minutes of all meetings of directors and shareholders and certificates reflecting all actions taken by the directors or shareholders with or without a meeting, from the date of incorporation of the Company to the date hereof.

                      (f) Officers and Directors; Bank Accounts; Powers of Attorney. The officers and directors of the Company are as set forth in Schedule 2.1(f). Schedule 2.1(f) also sets forth (i) the name of each bank, savings institution or other person with which the Company has an account or safe deposit box and the names and identification of all persons authorized to draw thereon or to have access thereto, and (ii) the names of all persons, if any, holding powers of attorney from the Company and a summary statement of the terms thereof.

                      (g) City Valley Trading, Inc. City Valley Trading, Inc., a Nevada corporation, holds no assets of the Business and has no relationship to the Business or to the Company other than as a result of its ownership of all the outstanding shares of BXI.

              2.2 No Violation. Neither the execution and delivery of this Agreement or other documents and instruments to be executed and delivered by Seller, BXI or the Company pursuant hereto, including, without limitation, a consulting and noncompetition agreement between the Company and Seller substantially in the form attached hereto as Exhibit A and an employment agreement between the Company and Robert Bessler in substantially the form attached hereto as Exhibit B (together with this Agreement, the "Transaction Documents"), nor the consummation by Seller, BXI or the Company of the transactions contemplated hereby and thereby (the "Transactions") (a) will violate any statute or law or any rule, regulation, order, writ, injunction or decree of any court or governmental authority, (b) will require any


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
authorization, consent, approval, exemption or other action by or notice to any court, administrative or governmental agency, instrumentality, commission, authority, board or body or any other third party or (c) will violate or conflict with, or constitute a default under, or will result in the acceleration of or entitle any party to accelerate (whether after the giving of notice or the lapse of time or both) any obligation under, or will result in the termination of, or any material Lien (as defined in Section 2.8) upon any of the assets of the Company under, any term or provision of the articles of incorporation or bylaws of BXI or the Company or of any material contract, commitment, understanding, arrangement, agreement or restriction of any kind or character to which BXI or the Company is a party or by which any of the Company's assets or properties or the shares of the Company may be bound or affected.

              2.3 Validity and Effect. The execution and delivery of this Agreement and all other Transaction Documents by the Company and BXI, and the consummation by each of them of the Transactions, have been duly authorized by all requisite corporate action. This Agreement constitutes, and any other Transaction Documents which are to be executed and delivered by the Company and BXI, when executed and delivered pursuant hereto, will constitute the valid and legally binding obligations of the Company and BXI, enforceable in accordance with their respective terms subject to applicable bankruptcy, insolvency and similar laws affecting the rights of creditors generally and to general equitable principles.

              2.4 Financial Statements. Seller has furnished to Buyer financial data for such periods as has been requested by Buyer (the "Business Financial Data"). Such data is correct and complete in all material respects and fairly presents the financial information requested.

              2.5 Absence of Certain Changes. Other than in connection with this Agreement, the other Transaction Documents, and the Transactions, since the date of the most recent balance sheet included in the Business Financial Statements:

                      (a) Adverse Change. There has not been a material adverse change in the condition (financial or otherwise), results of operations, business, assets, liabilities, or prospects of the Company or the Business;

                      (b) Damage. There has not been any material loss, damage or destruction, whether covered by insurance or not, affecting the Company or the Business;

                      (c) Increase in Compensation. There has not been any increase in the compensation, salaries, or wages payable or to become payable to any employee or agent of the Company (including, without limitation, any increase or change pursuant to any bonus, pension, profit sharing, retirement, or other plan or commitment), or any bonus or other employee benefit granted, made, or accrued other than in the ordinary course of business or as contemplated by the Transaction Documents;

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
                      (d) Labor Disputes. There has not been any labor dispute or disturbance, other than routine individual grievances which are not material to the business, financial condition, or results of operations of the Company or the Business;

                      (e) Commitments. The Company has not made any commitment or engaged in any transaction (including, without limitation, any capital expenditure) other than in the ordinary course of business consistent with past practice;

                      (f) Dividends; Liquidation. The Company has not declared, set aside, or paid any dividend or any other distribution in respect of the Company s capital stock; or made any redemption, purchase or other acquisition of any capital stock of the Company, or any security relating thereto; or taken any steps looking toward the dissolution or liquidation of the Company;

                      (g) Disposition of Property. Except for the items detailed in paragraph 1 of the December 8, 1997 agreement, (i) the Company has not sold, leased, transferred or disposed of any of its properties or assets and (ii) BXI has not sold, leased, transferred or disposed of any properties or assets used in the Business other than to the Company, except for sales of inventory, consumption of supplies, and nonmaterial dispositions of worn or broken parts and equipment in the ordinary course of business;

                      (h) Indebtedness. The Company has not incurred, assumed or guaranteed any indebtedness for borrowed money other than changes in the Company s line of credit in the ordinary course of business;

                      (i) Contracts. The Company has not entered into, amended or terminated any lease, agreement or other contract or legally binding contractual right or obligation, whether written or oral, express or implied (a "Contract"), or waived any material rights thereunder, other than in the ordinary course of business;

                      (j) Loans, Advances, or Credit. Other than in the ordinary course of business consistent with past practice, the Company has not made any loan or advance or any grant of credit;

                      (k) Unusual Events. No other event or condition specifically related to the Company or the Business not in the ordinary course of business has occurred which would have a Material Adverse Effect.

              2.6 Absence of Undisclosed Liabilities. Other than in connection with this Agreement, the other Transaction Documents and the Transactions or to the extent specifically disclosed in the Business Financial Data, the Company does not have any liabilities whatsoever, whether accrued, absolute, contingent or otherwise, other than commercial liabilities and obligations incurred since the date of the most recent balance sheet included in the Business Financial Data in the ordinary course of business consistent with past practice, none of which has or will have a Material Adverse Effect. Other than a promissory note of the Company in the amount of $782,750.65 in favor of BXI, the Company is not obligated to make any payment to any person as consideration for the transfer by BXI of assets used in connection with the Business to the Company effective December 31, 1997. 2.7 Title to Shares. The Shares are duly authorized, validly issued, fully paid and nonassessable and are owned by Seller free and clear of all Liens, including limitations affecting Seller's ability to vote the Shares and restrictions on transferability of the Shares. The Shares are subject to no restrictions with respect to transferability to Buyer in accordance with the terms of this Agreement. Upon transfer of the Shares by Seller, Buyer will, as a result, receive good and marketable title to all of the Shares, free and clear of all Liens, including limitations on voting power and restrictions on transferability of the Shares other than any such restrictions imposed by federal or state securities laws.

              2.8 Title to Property and Assets. Except for the Kingman, Arizona real estate, the Company has good and marketable title to all of its tangible properties and assets, and none of such properties or assets is subject to a Contract of sale or subject to any mortgages, liens (statutory or otherwise), security interests, claims, pledges, equities, options, conditional sales contracts, assessments, levies, easements, covenants, reservations, restrictions, exceptions, limitations, charges or encumbrances of any nature whatsoever (collectively, "Liens"), in any case except as disclosed on Schedule
2.8. Except as disclosed on Schedule 2.8, such tangible properties and assets constitute all of the tangible properties and assets required to be used in, or desirable for use in, the operation of the Business, including, without limitation, the tangible properties and assets of the Savannah and St. Louis offices of the Business.

              2.9 Condition of Personal Property. All tangible personal property, equipment, and fixtures included within the assets of the Company are in good, merchantable or in reasonably repairable condition and are suitable for the purposes for which they are used.

              2.10 Real Property.

                      (a) Schedule 2.10(a) contains a list of all real property owned by the Company and of any Lien thereon.

                      (b) Effective December 31, 1997, BXI and the Company executed and delivered instruments effecting the assignment of all real property leases relating to the Business to the Company. Each lease listed on Schedule 2.10(b) is a valid and legally binding obligation of all parties thereto, and the Company is not in default thereunder.

              2.11 No Litigation. Other than as shown on Schedule 2.11, there is no action, suit, arbitration, proceeding, investigation, or inquiry pending or, to the knowledge of

Seller, threatened against the Company or BXI. Schedule 2.11 identifies all material actions, suits, proceedings, investigations, and inquiries to which the Company or BXI has been a party since January 1, 1993, other than the proceedings referred to in the Settlement Agreement. Other than as shown on
Schedule 2.11 or in connection with the proceedings referred to in the Settlement Agreement, neither the Company or BXI nor any of their assets are subject to any judgment, order, writ or injunction of any court, arbitrator, or federal, state, foreign, municipal, or other governmental department, commission, board, bureau, agency, or instrumentality.

              2.12 Compliance With Laws.

                      (a) Compliance. The Company (including each and all of its operations, practices, properties, and assets) and the Business are in material compliance, consistent with current industry practices as followed by ITEX, with all applicable federal, state, local, and foreign laws, ordinances, orders, rules, and regulations (collectively, "Laws"), including, without limitation, those applicable to discrimination in employment, occupational safety and health, trade practices, environmental protection, competition and pricing, zoning, building and sanitation, employment, retirement and labor relations, and advertising, except to the extent any noncompliance would not have a Material Adverse Effect. The Company has not received notice of any violation or alleged violation of, and is not subject to liability for past or continuing violation of, any Laws. All reports and returns required to be filed by the Company with any governmental authority have been filed, and were accurate and complete when filed except to the extent any deficiency would not have a Material Adverse Effect.

                      (b) Licenses and Permits. The Company has obtained all licenses, permits, approvals, authorizations, and consents ("Permits") of all governmental and regulatory authorities and all certification organizations required for the conduct of the Business except to the extent failure to do so would not have a Material Adverse Effect. All such Permits are listed in
Schedule 2.12(b) and are in full force and effect. The Company (including its operations, properties, and assets) is and has been in compliance with all such Permits, except to the extent any noncompliance would not have a Material Adverse Effect.

              2.13 Insurance. The Company maintains workers compensation and health and other forms of insurance with such coverage limits and deductible amounts as are reasonable and prudent in light of the nature of its assets and the risks of its business.

              2.14 Contracts and Commitments.

                      (a) Leases of Personal Property. Effective December 31, 1997, BXI and the Company executed instruments effecting the assignment of all leases of personal property relating to the Business to the Company. Set forth on Schedule 2.14(a) is a list of each lease of equipment or other personal property to which the Company is a party or assignee involving the payment of more than $10,000.

                      (b) Purchase Commitments. Set forth on Schedule 2.14(b) is a list of all agreements (written or oral) between the Company and third parties for the purchase of goods and supplies by the Company which individually call for the payment by the Company after the date of this Agreement of more than $10,000 or which obligate the Company for a period of more than six months from the date hereof.

                      (c) Broker Agreements. Set forth in Schedule 2.14(c) is a list and description of all presently effective agreements (written or oral) between the Company and any broker with respect to the Business. Effective December 31, 1997, BXI and the Company executed and delivered instruments effecting the assignment of all broker agreements to the Company.

                      (d) Membership Agreements. Effective December 31, 1997, BXI and the Company executed and delivered instruments transferring membership agreements relating to the Business to the Company and sent written notices to all members of the BXI Trade Exchange of the transfer.

                      (e) Contracts With Seller and Certain Others. Except for the employment relationship that exists between Seller and the Company, the Company has no agreement, understanding, contract or commitment (written or oral) with Seller or any relative of Seller, except the New York office is operated by and owned by a relative of Seller.

                      (f) Collective Bargaining Agreements. The Company is not a party to any collective bargaining agreement with any union.

                      (g) Loan Agreements. Except as set forth on Schedule 2.14(g), the Company is not obligated under any loan agreement, promissory note, letter of credit, or other evidence of indebtedness as signatory, guarantor or otherwise.

                      (h) Guarantees. The Company has not, under any instrument which is presently effective, guaranteed the payment or performance of any person, firm or corporation, agreed to indemnify any person or act as a surety, or otherwise agreed to be contingently or secondarily liable for the obligations of any person.

                      (i) Restrictive Agreements. The Company is not a party to nor is it bound by any agreement requiring it to assign any interest in any trade secret or proprietary information, or prohibiting or restricting it from competing in any business or geographical area or soliciting customers or otherwise restricting it from carrying on its business anywhere in the world. ITEX has reviewed and accepted existing broker agreements.

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
                      (j) Other Material Contracts. The Company is not a party to any lease, license, contract or commitment of any nature involving consideration or other expenditure in excess of $10,000 or involving performance over a period of more than six months from the date hereof, or which is otherwise individually material to the operations of the Company, other than agreements listed on Schedules 2.10(a), 2.10(b), 2.14(a), 2.14(b), 2.14(c),
2.14(g), or 2.14(j). Effective December 31, 1997, BXI and the Company executed and delivered instruments effecting the assignment of all contracts or agreements material to the operation of the Business to which BXI was a party to the Company.

                      (k) No Default. The Company is not in default under any material lease, agreement, contract or commitment, nor has any event or omission occurred which through the passage of time or the giving of notice, or both, would constitute a default thereunder or cause the acceleration of any of the Company s obligations or result in the creation of any Lien on any of the assets owned, used or occupied by the Company. To the knowledge of Seller, no third party is in default under any material lease, agreement, contract or commitment to which the Company is a party, nor has any event or omission occurred which, through the passage of time or the giving of notice, or both, would constitute a default thereunder or give rise to an automatic termination, or the right of discretionary termination thereof.

              2.15 Employee Benefit Plans. Set forth on Schedule 2.15 is a description of all pension, profit sharing, retirement, bonus, executive or deferred compensation, hospitalization and other similar fringe or employee benefit plans, programs and arrangements, and any employment or consulting contracts, and vacation and sick leave plans, including, without limitation, all "employee benefit plans" (as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA")), all employee manuals, and all written or binding oral statements of policies, practices or understandings relating to employment, which are provided to, for the benefit or, or relate to, any persons employed by the Company. The items described in the foregoing sentence are hereinafter sometimes referred to collectively as "Employee Plans/Agreements." The Company is in compliance with and has made all payments due under all Employee Plans/Agreements and with respect thereto the Company is in material compliance with all Laws. The Company is not a contributor to any multi-employer pension plan which has an unfunded liability with respect to benefits due its participants. The Company has no existing "golden parachute" or severance arrangements.

              2.16 Employment Compensation. Buyer has had an opportunity to review all employee records.

              2.17 Patents, Trademarks, etc. Set forth on Schedule 2.17 is a list of all United States and foreign trademarks, service marks, trade names, brand names, copyrights, including registrations and applications, patent and patent applications, and employee covenants and agreements respecting intellectual property ("Trade Rights") in which the

Company now has any interest, specifying the basis on which such Trade Rights are owned, controlled, used or held (under license or otherwise) by the Company, and also indicating which of such Trade Rights are registered. All Trade Rights shown as registered in Schedule 2.17 have been properly registered, all pending registrations and applications have been properly made and filed and all annual, maintenance, renewal and other fees relating to registrations or applications are current. In order to conduct the Business, the Company does not require any Trade Rights that it does not already have. The Company is not infringing and has not infringed on any Trade Rights of another in the operation of its business, nor to the knowledge of Seller is any other person infringing on the Trade Rights of the Company. The Company has not granted any license or made any assignment of any Trade Right and no other person has any right to use any Trade Right owned or held by the Company. The Company does not pay any royalties or other consideration for the right to use any Trade Rights of others. Except as set forth on Schedule 2.17, to the knowledge of Seller, there are no inquiries, investigations or claims or litigation challenging or threatening to challenge the Company s right, title and interest with respect to its continued use and right to preclude others from using any Trade Rights of the Company. To the knowledge of Seller, all Trade Rights of the Company are valid, enforceable and in good standing, and there are no equitable defenses to enforcement based on any act or omission of the Company.

                           2.18 Taxes.

                      (a) The Company (i) has duly and timely filed or caused to be filed all federal, state, local and foreign tax returns (including, without limitation, consolidated and/or combined tax returns) required to be filed by it prior to the date of this Agreement which relate to the Company or with respect to which the Company or the assets or properties of the Company are liable or otherwise in any way subject ("Returns"), (ii) has paid or fully accrued for all taxes shown to be due and payable on such Returns (which taxes are all the taxes due and payable under the laws and regulations pursuant to which such Returns were filed), and (iii) has properly accrued for all such taxes accrued in respect of the Company or the assets and properties of the Company for periods subsequent to the periods covered by such Returns. No Returns have been or are being audited. No deficiency in payment of taxes for any period has been asserted by any taxing body and remains unsettled at the date of this Agreement, and no basis exists for any such assertion. There are no outstanding agreements or waivers extending the statutory period of limitation for any federal or state tax return of the Company for any period. The Company has made all required deductions and payments and has properly prepared and delivered all required documents in connection with the withholding of taxes from the wages and other compensation of its employees. The Company has filed all sales/use tax returns and has paid all such taxes for all states in which it is required to do so. Copies of all Returns of the Company filed since January 1, 1994, have been made available for inspection by Buyer.

                      (b) All tax carryforwards generated by the Company prior to the date of this Agreement are listed on Schedule 2.18, shall remain with the Company and shall be unaffected by the terms of this Agreement and the Transactions.

              2.19 Records. The books of account of the Company fairly reflect the items of income and expense and the assets, liabilities, and accruals of its business and operations.

              2.20 Disclosure. No representation or warranty by Seller, BXI or the Company in this Agreement, nor any statement, certificate, schedule or exhibit furnished or to be furnished by or on behalf of Seller pursuant to this Agreement, nor any document or certificate delivered by Seller or the Company to Buyer pursuant to this Agreement or in connection with the Transactions, contains or shall contain any untrue statement of material fact or omits or shall omit a material fact necessary to make the statements contained therein not misleading. True and correct copies of all written documents listed in the Schedules to this Agreement, including all amendments thereto, have heretofore been made available for inspection by Buyer.

              2.21 No Brokers. Neither Seller nor the Company has entered into any contract, arrangement or understanding with any person or firm which may result in the obligation of Buyer or the Company to pay any finder's fees, brokerage or agent's commissions or other like payments in connection with the negotiations leading to this Agreement or the consummation of the Transactions, and neither Seller nor the Company is aware of any claim or basis for any claim for payment of any finder's fees, brokerage or agent's commissions or other like payments in connection with the negotiations leading to this Agreement or the consummation of the Transactions.

              2.22 Representations and Warranties of BXI. As a material inducement to Buyer to enter into this Agreement and to purchase the Shares, BXI represents and warrants as follows:

                      (a) Corporate Existence. BXI is a corporation duly organized and validly existing under the laws of the state of California. BXI has full power and authority to enter into this Agreement, perform its obligations hereunder, and consummate the transactions contemplated hereby.

                      (b) Authorization. All necessary and appropriate corporate action has been taken by BXI with respect to the execution and delivery of this Agreement and the performance by it of its obligations hereunder. This Agreement has been duly and validly executed and delivered by BXI in the manner called for by this Agreement and constitutes a valid and binding obligation of BXI, enforceable in accordance with its terms subject, as to the enforcement of remedies, to applicable bankruptcy, insolvency, and similar laws affecting the rights of creditors generally and except as enforceability may be limited by principles of equity relating to specific performance or injunctive relief.

                      (c) Transfer of Assets of Trade Exchange. As of December 31, 1997, BXI transferred and sold to BEI substantially all of the assets, other than the real property assets, comprising the barter exchange business operated under the name "BXI Trade Exchange."

                      (d) Accuracy of Representations and Warranties. None of the representations or warranties of BXI contain or will contain any untrue statement of any material fact or omit or misstate a material fact necessary to make the statements contained in this Agreement not misleading.

              Except as expressly set forth herein, BXI makes no representations or warranties concerning BXI or BEI or their respective Businesses, Seller, the Shares, or the Business.


                                   III ARTICLE
                REPRESENTATIONS AND WARRANTIES OF BUYER AND ITEX

              Buyer and ITEX, jointly and severally, hereby represent and warrant to Seller, BXI and the Company as follows:

              3.1 Corporate.

                      (a) Organization. Buyer is a corporation duly organized and validly existing under the laws of the state of Nevada. ITEX is a corporation duly organized and validly existing under the laws of the state of Nevada.

                      (b) Corporate Power. Buyer has all requisite corporate power and authority to enter into this Agreement and the other Transaction Documents and to carry out the Transactions. ITEX has all requisite corporate power and authority to enter into this Agreement and the other Transaction Documents and to perform its obligations thereunder.

                      (c) Authority. The execution and delivery of this Agreement and the consummation of the Transactions have been duly authorized by the boards of directors of Buyer and ITEX. This Agreement constitutes the valid and legally binding agreement of Buyer and ITEX, enforceable against each of Buyer and ITEX in accordance with its terms subject to applicable bankruptcy, insolvency and similar laws affecting the rights of creditors generally and to general equitable principles.

              3.2 No Violation. Neither the execution of this Agreement or the other Transaction Documents by Buyer or ITEX, nor the consummation by Buyer or ITEX of the Transactions, (a) will violate any statute or law or any rule, regulation, order, writ, injunction or decree of any court or governmental authority, (b) will require any authorization, consent, approval, exemption or other action by or notice to any court, administrative or governmental agency, conflict with, or constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, or will result in the termination of, or accelerate the performance required by, or result in the creation of any material Lien upon any of the assets of Buyer under, any term or provision of the Articles of Incorporation or Bylaws of Buyer or of any material contract, commitment, understanding, arrangement, agreement or restriction of any kind or character to which Buyer is a party or by which Buyer or any of its assets or properties may be bound or affected.

              3.3 Disclosure. No representation or warranty by Buyer or ITEX in this Agreement nor any statement, certificate, schedule or exhibit furnished or to be furnished by or on behalf of Buyer or ITEX pursuant to this Agreement, nor any document or certificate delivered to Seller or the Company by Buyer or ITEX pursuant to this Agreement or in connection with the Transactions, contains or shall contain any untrue statement of material fact or omits or shall omit a material fact necessary to make the statements contained therein not misleading. IV ARTICLE COVENANTS

              4.1 Covenants of Seller and the Company.

                      (a) Conduct of Business Pending the Closing. Seller and the Company agree that from the date hereof until the Closing, except as otherwise approved in writing by Buyer:

                             (i) No Changes. The Company will carry on its business diligently and in the same manner as heretofore and will not make or institute any changes in its methods of management, accounting or operation of the Business.

                             (ii) Maintain Organization. The Company will use its best efforts to maintain, preserve, renew and keep in force and effect the existence, rights and franchises of the Company and to preserve the business organization of the Company intact, to keep available to Buyer the present officers and employees of the Company other than Seller, and to preserve its present relationships with brokers and customers and others having business relationships with the Company.

                             (iii) No Breach. The Company will use its best efforts to avoid any act, or any omission to act, which may cause a breach of any material Contract, commitment or obligation, or any breach of any representation, warranty, covenant or agreement made by Seller, the Company or BXI.

                             (iv) No Material Contracts. No Contract or commitment will be entered into, and no purchase of assets (tangible or intangible) will be made, by or on behalf of the Company, except Contracts, commitments, purchases or sales which are contemplated by this Agreement or the Transaction Documents or which are in the ordinary course of business and consistent with past practice.

                             (v) No Corporate Changes. The Company will not amend its Articles of Incorporation or Bylaws or make any changes in its authorized or issued capital stock; the Company will not grant any option or other right to acquire any shares of its authorized capital stock;

                             (vi) Maintenance of Insurance. The Company will maintain all of its insurance in effect as of the date hereof or replace such insurance with comparable coverage and will procure such additional insurance as shall be reasonably requested by Buyer at Buyer's expense.

                             (vii) Maintenance of Property. The Company will use, operate, maintain and repair all of its assets and properties in a normal business manner consistent with the Company's past practices.
       (viii) No Dividends. The Company will not declare or pay any dividend (whether in cash, stock or property) or make any other distribution to Seller.

                             (ix) Compensation. The Company will not increase the compensation or benefits of any of its employees or make any other change in the terms of their employment.

                             (x) Transfer of Assets. On or within 10 days after the Closing Date, the Company will execute and deliver to BXI such instruments of transfer as are necessary to effect a valid and complete transfer or assignment of all of the real property listed in Schedule
       2.10 (a), as well as certain personal property listed in Schedule 4.1 which is not used in connection with the operation of the Business, to BXI. Seller will also provide evidence to Buyer's satisfaction that the Company has been released from or is not obligated with respect to any Liens on any such real or personal property. The parties hereto acknowledge and agree that such transfer of assets will result in the satisfaction in full of the Company's promissory note in favor of BXI in the amount of $782,750.65, executed in connection with the transfer by BXI of assets used in connection with the Business to the Company effective December 31, 1997.

                             (xi) Payment of Net Cash Flow. Within 10 days after the Closing Date, the Company will pay to BXI an amount in cash which equals the net cash flow of the Business from December 31, 1997, until the Closing Date, provided that the Company will retain a minimum of $50,000 in cash. Within 5 days after the

       Closing Date, the Company will deliver to Buyer a schedule showing the computation of net cash flow for purposes of the cash transfer.

              4.2 Covenants of Seller and BXI. No sooner than one day after the Closing Date and no later than 90 days after the Closing Date, Seller and BXI shall take all necessary steps to change the corporate name of BXI Trade Exchange, Inc., and any assumed business names of BXI, to a name that does not include "BXI" or any other phrase similar enough to BXI Trade Exchange or BXI as to be reasonably likely to cause confusion.

              4.3 Covenants of Buyer and ITEX.

                      (a) Stock Incentive Plan for BXI Brokers. As additional consideration, ITEX agrees to establish a stock incentive plan (the "Plan") for the benefit of all Brokers of the BXI Trade Exchange within 90 days following the Closing Date. For purposes of the Plan, the term "Brokers" shall mean all brokers who are under written or oral contract with the Company as the Closing Date either as a result of assignment of existing area broker agreements or execution of a new agreement with the Company. The Plan shall provide for the issuance of 150,000 shares of ITEX common stock (subject to adjustment for any stock splits or stock dividends declared with respect to ITEX common stock after March 25, 1998 and prior to such issuance). Such shares may be issued pursuant to awards of shares and grants of warrants under the Plan, provided that the number of shares subject to grants of warrants may not exceed 75,000. The exercise price of such warrants shall be $7.00 per share. Such awards of shares and grants of warrants may provide that vesting of such shares or exercisability of such warrants will not occur until three years following the Closing Date and may also provide that vesting or exercisability is subject to the satisfaction of specified performance goals. Warrants granted pursuant to the Plan shall be exercisable for a minimum of three years following vesting unless forfeited in accordance with the terms of the Plan. The allocation of share awards and warrants to the Brokers will be determined by a committee of four individuals, consisting of Robert Bessler, the President of the Broker Board elected at the next election or his successor, a representative of ITEX, and Saul Yarmak or a representative chosen by him. Any share awards or warrants which are forfeited in accordance with the terms of the Plan will be made the subject of new awards or warrants granted to other Brokers.

                      (b) Employment Agreement with Bessler. Buyer and ITEX will execute and deliver to Seller at the Closing an instrument guaranteeing the performance by the Company of its obligations pursuant to an employment agreement with Robert Bessler substantially in the form of Exhibit B hereto.

                      (c) Consulting and Noncompetition Agreement with Seller. Buyer and ITEX will execute and deliver to Seller at the Closing an instrument guaranteeing the performance by the Company of its obligations pursuant to a consulting and noncompetition agreement with Seller substantially in the form of Exhibit A hereto.

                      (d) Burbank Office. Buyer and ITEX will take all reasonable steps to cause the Company (i) to continue to operate the Company's Burbank, California office for a minimum of one year following the Closing Date and (ii) to not terminate the employment of any person who was employed at the Burbank, California office as of the Closing Date during that one-year period other than for cause or by reason of voluntary resignation, death, disability or retirement.

                      (e) Treatment of Employees. Following the Closing, Buyer and ITEX will take all reasonable steps to cause the Company to treat all employees and independent contractors of the Company who were previously employed by ITEX in an equal manner as other employees and independent contractors of the Company and will assure that such employees and independent contractors are not the subject of any retaliatory actions by the Company due to their previous employment by ITEX.

                      (f) Broker Commitments. Following the Closing, Buyer and ITEX will take all reasonable steps to cause the Company to honor all confirmed commitments to brokers of the BXI Trade Exchange pursuant to schedules of service fees in place as of the Closing Date, including the oral agreements listed in Schedule 4.3(f).

                      (g) Repayment of Broker Advances and Loans. Following Closing, BEI will collect and pay to Yarmak on a monthly basis the loans and advances from BXI to the Trade Exchange brokers listed on attached Schedule 4.3(g) by deducting said amounts from the commissions owed to the brokers by BEI until paid in full.

                                    V ARTICLE
            CONDITIONS PRECEDENT TO THE OBLIGATIONS OF BUYER AND ITEX

              Each and every obligation of Buyer or ITEX to be performed at the Closing shall be subject to the satisfaction prior to or at the Closing (or the waiver by Buyer) of each of the following conditions:

              5.1 Representations and Warranties True at Closing. Each of the representations and warranties made by Seller, BXI or the Company in this Agreement, or in any instrument, schedule, list, certificate or writing delivered by Seller or the Company pursuant to this Agreement, shall be true and correct when made and shall be true and correct in all material respects at and as of the Closing as though such representations and warranties were made as of the Closing.

              5.2 Compliance with Agreement and Delivery of Closing Documents. Seller, BXI and the Company shall have in all material respects performed and complied with all of the respective agreements and obligations under this Agreement which are to be performed or complied with by Seller, BXI or the Company prior to or as of the Closing, including the delivery of the closing documents specified below:

                      (a) Seller and the Company each shall have delivered to Buyer a certificate dated the Closing Date to the effect that the respective party has performed all agreements and covenants and satisfied all conditions on the respective party's part required to be performed or satisfied by the Closing Date pursuant to the terms of this Agreement.

                      (b) Seller shall have delivered to Buyer a Certificate of the Secretary of State of the State of Nevada certifying as of a date reasonably close to the Closing Date that the Company has filed all required reports, paid all required fees and taxes, and is, as of such date, in good standing and authorized to transact business as a domestic corporation.

                      (c) Seller shall have delivered the stock and minute books of the Company and the written resignations, effective as of the Closing Date, of all members of the Board of Directors and all officers of the Company and the resignation of Robert Bessler as a director and as President of BXI, and shall have caused all persons who have been designated by Buyer to be duly elected as directors and officers of the Company as of the Closing Date.

                      (d) Seller shall have delivered to Buyer certificates and other instruments representing all Shares, duly endorsed for transfer or accompanied by appropriate stock powers (in either case executed in blank or in favor of Buyer, together with all other documents necessary or appropriate to validly transfer the Shares to Buyer free and clear of all Liens.

                      (e) Seller shall have delivered to Buyer the release contemplated by paragraph 8 of the Settlement Agreement executed by the Company, BXI, Seller and Stephen Friedland.

              5.3 Absence of Suit. No action, suit, investigation or proceeding before any court or any governmental authority shall have been commenced or threatened against Buyer, the Company or any of the affiliates, officers or directors of any of them, seeking to restrain, prevent or change the Transactions, or questioning the validity or legality of any of the Transactions, or seeking damages in connection with, or imposing any condition on, any of the Transactions; provided that the obligations of Buyer shall not be affected unless there is a reasonable likelihood that as a result of such action, suit, investigation, or proceeding, Buyer will be unable to retain substantially all the practical benefits of the Transactions to which it is entitled under this Agreement.

              5.4 Approvals; Consents. All consents, permits, approvals, licenses or orders from any governmental or regulatory body or other third party required to be obtained by Seller or the Company for the consummation of the Transactions shall have been obtained except where failure to obtain such consents, permits, approvals, licenses or orders would not have a Material Adverse Effect (whether or not such effect is referred to or described in any Schedule).

              5.5 Consulting and Noncompetition Agreement. Seller and the Company shall have executed a consulting and noncompetition agreement substantially in the form attached hereto as Exhibit A.

                                   VI ARTICLE
                     CONDITIONS PRECEDENT TO THE OBLIGATIONS
                         OF SELLER, BXI AND THE COMPANY

              Each and every obligation of Seller, BXI or the Company to be performed at the Closing shall be subject to the satisfaction prior to or at the Closing (or the waiver by Seller) of the following conditions:

              6.1 Representations and Warranties True at Closing. Each of the representations and warranties made by Buyer or ITEX in this Agreement, or in any instrument, list, certificate or writing delivered by Buyer or ITEX pursuant to this Agreement, shall be true and correct when made and shall be true and correct in all material respects at and as of the Closing as though such representations and warranties were made as of the Closing.

              6.2 Compliance With Agreement and Delivery of Closing Documents. Buyer and ITEX shall have in all material respects performed and complied with all of the respective agreements and obligations under this Agreement which are to be performed or complied with by Buyer or ITEX prior to or as of the Closing, including the delivery of the closing documents specified below:

                      (a) Buyer and ITEX each shall have delivered to Seller a certificate dated the Closing Date to the effect that the respective party has performed all agreements, and covenants and satisfied all conditions on the respective party's part required to be performed or satisfied by the Closing Date pursuant to the terms of this Agreement.

                      (b) Buyer shall have effected payment of the Remaining Purchase Price and the Additional Consideration in accordance with the prior written instructions of Seller.

                      (c) Buyer shall have delivered to Seller the release contemplated by paragraph 9 of the Settlement Agreement executed by Buyer, ITEX, Terry Neal, Michael Baer and Donovan Snyder.

                      (d) Within 14 days after the Closing Date, Buyer will execute satisfaction in full of all judgments against Seller and Seller will cause all steps to be taken by all appellants that may be necessary to dismiss any outstanding appeals of such judgments.

              6.3 Absence of Suit. No action, suit, investigation, or proceeding before any court or any governmental authority shall have been commenced or threatened against

Buyer, the Company or any of the affiliates, officers or directors of any of them, seeking to restrain, prevent or change the Transactions, or questioning the validity or legality of any of the Transactions, or seeking damages in connection with, or imposing any condition on, any of the Transactions; provided that the obligations of Seller shall not be affected unless there is a reasonable likelihood that as a result of such action, suit, proceeding or investigation, the Seller will be unable to retain substantially all the consideration to which he is entitled under this Agreement.

              6.4 Guarantee of Consulting and Noncompetition Agreement. Buyer and ITEX shall have executed and delivered to Seller an instrument guaranteeing the Company's performance of its obligations pursuant to a consulting and noncompetition agreement between Seller and the Company substantially in the form attached hereto as Exhibit A.

              6.5 Guarantee of Employment Agreement. Buyer and ITEX shall have executed and delivered to Seller an instrument guaranteeing the Company's performance of its obligations pursuant to an employment agreement between the Company and Robert Bessler substantially in the form attached hereto as Exhibit B.


                                   VII ARTICLE
                                 INDEMNIFICATION

              7.1 Indemnification by Seller and BXI.

                      (a) Seller hereby agrees to indemnify, defend, and hold Buyer and ITEX (and their directors, officers, shareholders, employees, affiliates, agents and assigns) harmless from and against all Claims (as defined below) asserted against, imposed upon, or incurred by Buyer or ITEX directly or indirectly by reason of, arising out of, or resulting from (a) the inaccuracy or breach of any representation or warranty of Seller or BXI contained in or made pursuant to this Agreement or in any of the documents delivered pursuant hereto,
(b) the non-performance or breach of any covenant, term or provision to be performed by Seller contained in this Agreement or in any of the Transaction Documents, or (c) any action, suit, or proceeding identified in Schedule 2.11. The indemnification obligations of Seller hereunder are with respect to the full amount of the Claims (as defined below). As used in this Article VII, the term "Claim" shall include any and all losses, liabilities, damages, deficiencies, assessments, judgments, awards, settlements, costs, and expenses, including without limitation penalties, court costs, and attorney fees and expenses at trial and on appeal.

                      (b) Buyer's and ITEX's right to indemnification as provided in this Section 7.1 shall not be eliminated, reduced or modified in any way as a result of the fact that (i) Buyer or ITEX had notice of a breach or inaccuracy of any representation, warranty or covenant contained herein (except as set forth in any Schedules hereto), or (ii) Buyer or ITEX has been provided with access to officers and employees of the Company and the Company's books, documents, contracts and records.

              7.2 Indemnification by Buyer and ITEX. Buyer and ITEX hereby agree to indemnify, defend, and hold harmless Seller and BXI from and against all Claims asserted against, imposed upon, or incurred by Seller or BXI directly or indirectly by reason of, arising out of, or resulting from (a) the inaccuracy or breach of any representation or warranty of Buyer or ITEX contained in or made pursuant to this Agreement or in any of the documents delivered pursuant hereto, or (b) the non-performance or breach of any covenant, term or provision to be performed by Buyer or ITEX contained in this Agreement or in any of the Transaction Documents.

              7.3 (Intentionally Omitted.)

              7.4 Notice; Defense of Claims. If a claim is to be made by a party entitled to indemnification hereunder, the party entitled to such indemnification shall give written notice to the indemnifying party immediately after the party entitled to indemnification becomes aware of any fact, condition or event which may give rise to a matter for which indemnification may be sought; provided that the failure of any indemnified party to give timely notice shall not affect the rights to indemnification hereunder except to the extent that the indemnifying party demonstrates actual damage caused by such failure. If any lawsuit or enforcement action is filed against any party entitled to the benefit of indemnity hereunder, and if the indemnifying party shall acknowledge in writing to the indemnified party that the indemnifying party shall be obligated under the terms of its indemnity hereunder in connection with such lawsuit, action or claim, then the indemnifying party shall be entitled, if it so elects, to take control of the defense and investigation of such lawsuit or action and to employ and engage attorneys of its own choice to handle and defend the same, at the indemnifying party's cost, risk and expense provided that the indemnifying party and its counsel shall proceed with diligence and in good faith with respect thereto. The indemnified party shall cooperate in all reasonable respects with the indemnifying party and such attorneys in the investigation, trial and defense of such lawsuit or action and any appeal arising therefrom; provided, however, that the indemnified party may, at its own cost, participate in the investigation, trial and defense of such lawsuit or action and any appeal arising therefrom. VIII ARTICLE MISCELLANEOUS

              8.1 Termination.

                      (a) Right of Termination Without Breach. This Agreement may be terminated without further liability of any party at any time prior to the Closing:

                             (i) By mutual written agreement of the parties; or

                             (ii) By either Buyer or Seller if the Closing shall not have occurred on or before June 30, 1998, provided the terminating party has not, through breach of a representation, warranty or covenant, prevented the Closing from occurring on or before such date.


                      (b) Termination for Breach.

                             (i) Termination by Buyer. If there has been a material breach by Seller or the Company of any of their agreements, representations or warranties contained in this Agreement which has not been waived in writing by Buyer, then Buyer may, by written notice to Seller at any time prior to the Closing that such breach is continuing, terminate this Agreement with the effect set forth in Section 8.1(b)(iii) hereof.

                             (ii) Termination by Seller. If there has been a material breach by Buyer or ITEX of any of their agreements, representations or warranties contained in this Agreement which has not been waived in writing by Seller, then Seller may, by written notice to Buyer at any time prior to the Closing that such breach is continuing, terminate this Agreement with the effect set forth in Section 8.1(b)(iii).

                             (iii) Effect of Termination. Termination of this Agreement pursuant to this Section 8.1 shall not in any way terminate, limit or restrict the rights and remedies of any party hereto against any other party which has breached or failed to perform any of the representations, warranties, covenants, or agreements of this Agreement prior to termination hereof.

              8.2 Waiver; Remedies Cumulative; Specific Performance. Seller (including the Company) or Buyer (including ITEX) may (a) extend the time for the performance of any of the obligations or other acts of the other, (b) waive any inaccuracies in the representations and warranties of the other contained herein or in any document delivered pursuant hereto and (c) waive compliance with any of the agreements of the other or satisfaction of any of the conditions to its obligations contained herein. Any extension or waiver made pursuant to this Section 8.2 must be by an instrument in writing signed on behalf of the party granting the extension or waiver. No failure or delay on the part of any party in exercising any right, power or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, power or remedy preclude any other or further exercise thereof or the exercise of any other right, power or remedy. The remedies provided for herein are cumulative and are not exclusive of any remedies that may be available to any party hereto at law, in equity or otherwise. Seller hereby stipulates that the remedies at law of Buyer in the event of any default by Seller in the performance of his obligations under this Agreement are not and will not be adequate, and that the same may be specifically enforced.

              8.3 Binding Effect; Assignment. This Agreement shall be binding upon and inure to the benefit of the parties and their respective successors, legal representatives and assigns. This Agreement shall not be assignable by Seller without the prior written consent of Buyer. All the rights and obligations of Buyer and the Company pursuant to this Agreement, including, without limitation, the Shares, other shares of the capital stock of the Company owned by Buyer, and any or all assets of the Company, may be freely sold, assigned or transferred by Buyer or the Company to a third party at any time following the Closing, including, without limitation, through a merger of the Company into Buyer, ITEX or another subsidiary of ITEX.

              8.4 Schedules. The Schedules are a part of this Agreement as if fully set forth herein. Buyer and Seller agree that Schedules 2.10(a), 2.10(b), 2.12(b), 2.14(a), 2.14(b), 2.14(c), 2.15, 2.17, 2.18, 4.3(f), and 4.3(g) can be
prepared after Closing in order to facilitate consummation of the transactions contemplated by this Agreement prior to June 30, 1998. All other Schedules called for by this Agreement shall be attached hereto prior to the Closing.

              8.5 Disclosures and Announcements. Both the timing and the content of all disclosures to third parties and public announcements concerning the transactions provided for in this Agreement by either Seller or the Company, on the one hand, or Buyer or ITEX, on the other hand, shall be subject to the approval of the other in all essential respects, except that Seller's or the Company's approval shall not be required as to any announcements or filings that ITEX may be required to make under applicable laws or regulations.

              8.6 Expenses. Seller agrees that all fees and expenses incurred by Seller in connection with this Agreement shall be borne by Seller including, without limitation, all fees of counsel and accountants; and Buyer agrees that all fees and expenses incurred by it in connection with this Agreement shall be borne by it, including, without limitation, all fees of counsel and accountants.

              8.7 Survival. All representations, warranties, indemnities, covenants and agreements made by the parties to this Agreement and the other Transaction Documents shall survive the execution of this Agreement and the Closing except to the extent expressly waived. Notwithstanding any investigation conducted before the date of this Agreement or the Closing, or the decision of any party to execute this Agreement or proceed to Closing, each party shall be entitled to rely on the representations and warranties of the other party set forth herein or in any other Transaction Document unless expressly waived. For purposes of this Section 8.7, Seller shall be deemed one party and Buyer and ITEX shall together be deemed the other party.

              8.8 Interpretation. No provision of this Agreement or any other Transaction Document shall be interpreted or construed against any party because that party or its legal representative drafted such provision. The titles of the paragraphs of this Agreement and other Transaction Documents are for convenience of reference only and are not to be considered in construing this Agreement or the relevant Transaction Documents, unless the context otherwise requires or as otherwise expressly provided; (a) all defined terms shall include both the singular and the plural forms thereof; (b) reference to any gender shall include all other genders; (c) all references to words such as "herein", "hereof", and the like shall refer to this Agreement as a whole and not to any particular Article or Section within this Agreement; (d) the term "include" means "include without limitation"; and
(e) the term "or" is intended to include the term "and/or".

              8.9 Severability. If any term, covenant or condition of this Agreement, or the application of such term, covenant or condition to any party or circumstance shall be found by a court of competent jurisdiction to be, to any extent, invalid or unenforceable, the remainder of this Agreement and the application of such term, covenant, or condition to parties or circumstances other than those as to which it is held invalid or unenforceable, shall not be affected thereby, and each term, covenant or condition shall be valid and enforced to the fullest extent permitted by law. Upon determination that any such term is invalid, illegal or unenforceable, the parties hereto shall amend this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner.

              8.10 Notice. All notices, requests, demands and other communications hereunder shall be given in writing and shall be: (a) personally delivered; (b) sent by telecopier, facsimile transmission or other electronic means of transmitting written documents; or (c) sent to the parties at their respective addresses indicated herein by private overnight courier service. The respective addresses and telephone numbers to be used for all such notices, demands or requests are as follows:

              If to Buyer or ITEX: IME, Inc.
                                       One Lincoln Center, Suite 370 10300 S.W.
                                       Greenburg Road Portland, Oregon 97223
                                       Attn: President Personal & Confidential
                                       Facsimile: (503) 244-2342

              with a copy to:          Miller, Nash, Wiener, Hager & Carlsen LLP
                                       111 S.W. Fifth Avenue, Suite 3500
                                       Portland, Oregon 97204
                                       Attn: Mary Ann Frantz
                                       Facsimile: (503) 224-0155

              If to Seller:            Saul Yarmak
                                       4616 West Sahara Unit 317
                                       Las Vegas,
                                       Nevada 89102
                                       Facsimile:


              If to BXI or Company:    BXI Trade Exchange, Inc.
                                       333 North Glenoaks Boulevard
                                       Burbank, California 91502
                                       Facsimile: (818)563-4965

              with a copy to:          Lois O. Rosenbaum
                                       Stoel Rives LLP
                                       Suite 2300
                                       900 S.W. Fifth Avenue
                                       Portland, Oregon 97204-1268
                                       Facsimile:  (503) 220-2480

              If personally delivered, such communication shall be deemed delivered upon actual receipt; if electronically transmitted, such communication shall be deemed delivered the next business day after transmission (and the sender shall bear the burden of proof of delivery); if sent by overnight courier pursuant to this paragraph, such communication shall be deemed delivered upon receipt. Any party to this Agreement may change its address for the purposes of this Agreement by giving notice thereof in accordance with this section.

              8.11 Amendment; Governing Law. This Agreement may not be modified or terminated orally, and shall be construed in accordance with and governed by the laws of the State of Oregon, without regard to laws relating to conflicts of law. The sole venue for any disputes arising under this Agreement shall be the Multnomah County (Oregon) Circuit Court.

              8.12 Counterparts. This Agreement may be executed by the parties hereto in separate counterparts, each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute one and the same instrument. Each counterpart may consist of a number of copies hereof each signed by less than all, but together signed by all, of the parties hereto.

              8.13 Precedence of Agreement. In the event that the provisions of the Settlement Agreement and the provisions of this Agreement are inconsistent, the provisions of this Agreement shall control.

              8.14 Further Assurances. Both before and after the Closing, each party will cooperate in good faith with the others and will take all appropriate action and execute all documents, instruments, or conveyances of any kind that may be reasonably necessary or desirable to carry out any of the Transactions.

              8.15 Loss Carryforwards. It is understood and agreed by the parties hereto that BXI will retain all net operating loss carryforwards generated by BXI prior December 31, 1997, and that all net operating loss carryforwards of BEI generated by BEI will be retained by BEI.

              IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement effective as of the date first above written.

SELLER:                                     BUYER:

/s/Saul Yarmak
--------------------------------            IME, INC., a
Saul Yarmak                                 Nevada corporation


                                            By:/s/Graham H. Norris
                                               -----------------------------
                                               Graham H. Norris
                                               President

BUSINESS EXCHANGE                           ITEX CORPORATION,
INTERNATIONAL CORP.,                        a Nevada Corporation
a Nevada corporation


By:/s/Saul Yarmak                           By:/s/Graham H.Norris
   -----------------------------               -----------------------------
   Saul Yarmak                                 Graham H. Norris
   President                                   President



BXI TRADE EXCHANGE, INC.,
a California corporation


By:/s/Robert Bessler
   -----------------------------
    Robert Bessler
    President

[The undersigned, being the spouse of Seller named in the foregoing Stock Purchase Agreement, hereby relinquishes all right, title, and interest, including, without limitation, any community property rights under Nevada law, to the Shares (as defined in such Agreement) and hereby consents and agrees to the transfer of such Shares pursuant to such Agreement.]

/s/Marilyn Yarmak
--------------------------------                   -----------------------------
Marilyn Yarmak
Wife of Saul Yarmak                                [              ]
                                                    --------------

                                    SCHEDULES


Schedule 2.1(f)     Officers and Directors; Bank Accounts; Powers of Attorney
Schedule 2.8        Liens on Property and Assets; Nonheld Tangible Assets of the
                    Business
Schedule 2.10(a)    Real Property
Schedule 2.10(b)    Real Property Leases
Schedule 2.11       Legal Proceedings
Schedule 2.12(b)    Permits
Schedule 2.14(a)    Leases of Personal Property
Schedule 2.14(b)    Purchase Commitments
Schedule 2.14(c)    Broker Agreements
Schedule 2.14(g)    Loan Agreements
Schedule 2.14(j)    Other Material Contracts
Schedule 2.15       Employee Benefit Plans
Schedule 2.17       Intellectual Property Rights
Schedule 2.18       Tax Carryforwards
Schedule 4.1        Personal Property to be Transferred to BXI
Schedule 4.3(f)     Oral Agreements with Brokers
Schedule 4.3(g)     Broker Advances and Loans


                                    EXHIBITS


Exhibit A           Consulting and Noncompetition Agreement with Saul Yarmak
Exhibit B           Employment Agreement with Robert Bessler